                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT



                                     BETWEEN



                                 AMEDISYS, INC.


                                       AND


                                   GREG BROWNE





                                  May 29, 2002

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") entered into as of the 29th day of May, 2002, and continuing for an indefinite duration, by and between AMEDISYS, INC., a Delaware corporation (the "Company") and GREG BROWNE ("BROWNE"), an individual of the full age of majority residing at 1220 Octavia St., New Orleans, LA 70115.

                                    RECITALS:

         A. The Company owns, manages and/or operates agencies and facilities for the provision of home health nursing services (the "Business").

         B. BROWNE is employed by the Company as its Chief Financial Officer;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

         1. RECITATIONS. The above recitations are incorporated herein by this reference.

         2. PERFORMANCE OF DUTIES. BROWNE shall perform such duties as are usually performed by the Chief Financial Officer of health care companies of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time to time by the Company's Chief Executive Officer which are reasonable and consistent with the expectations of the Company and the Company's operations, taking into account BROWNE's expertise and job responsibilities, including but not limited to, adherence to internal compliance and governmental and regulatory rules, regulations and applicable laws. BROWNE shall report directly to the Chief Executive Officer of the Company or his designee.

            2.1 Devotion of Time. BROWNE agrees to devote full time and attention to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to BROWNE and to use reasonable best efforts to perform faithfully and efficiently such responsibilities.

         3. TERMINATION OF EMPLOYMENT.

            3.1 Termination of Employment by the Company for Cause. The
Company may terminate BROWNE's employment for Cause, as defined herein, without any obligation of severance payments to BROWNE. Cause shall be defined as follows:

               (a) a material default or breach by BROWNE of any of the provisions of this Agreement materially detrimental to the Company which is not cured within thirty (30) days following written notice thereof;

               (b) actions by BROWNE constituting fraud, embezzlement or dishonesty which result in a conviction of a criminal offense not overturned on appeal;

               (c) intentionally furnishing materially false, misleading, or omissive information to the Company's Chief Executive Officer, Board of Directors or any committee of the Board of Directors, that is materially detrimental to the Company;

               (d) actions constituting a breach of the confidentiality of the Business and/or trade secrets of the Company which is materially detrimental to the Company;

               (e) willful failure to follow reasonable and lawful directives of the Company's Chief Executive Officer or Board of Directors, which are consistent with BROWNE's job responsibilities and performance which is not cured within thirty (30) days following written notice thereof; and

           3.2 Termination Without Cause. The Company shall have the right to terminate BROWNE's employment without Cause, at any time and subject to the sole discretion of the Company. In such event, BROWNE will cease to have any power of his position as of the effective date of the termination.

           3.3 Termination by BROWNE. BROWNE may terminate his employment upon thirty (30) days written notice to the Company. Such notice shall set forth in sufficient detail for the Company to understand the nature of the facts underlying said termination.

           3.4 Change of Control. Upon the occurrence of a "Change of Control," if such occurs prior to BROWNE's receiving a notice of termination by the Company for Cause, BROWNE shall be entitled to the Severance described herein. "Change of Control" is defined as the following:

               (a) The acquisition by any person, entity or "group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one (51%) percent or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided however, purchase by underwriters in a firm commitment public offering of the Company's securities or any securities purchased for investment only by professional investors shall not constitute a Change of Control; and

               (b) The individuals who serve on the Company's Board of Directors as of the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, any person who becomes a director subsequent to the effective date of this Agreement, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then compiling the Incumbent Board, shall for purposes of this Agreement be considered as if such person was a member of the Incumbent Board.

         4. COMPENSATION.

            4.1 Salary. Company shall pay to BROWNE a base salary at the annual rate of $165,000.00 (the "Base Salary"). Notwithstanding anything herein to the contrary, the Company shall have the sole discretion at any time and from time to time to increase Base Salary, which increase shall be reflected in a written amendment to this contract. Base Salary shall be payable in installments consistent with the Company's normal payroll schedule, in effect from time to time, subject to applicable withholding and other taxes.

            4.2 Base Salary Increases. Commencing on the anniversary hereof, BROWNE's Base Salary shall be automatically increased on each anniversary hereof during the term hereof by an amount equal to at least 6% of BROWNE's then effective salary. Notwithstanding anything herein to the contrary, the Chief Executive Officer may grant a Base Salary Increase in excess of the amount stipulated to within this Section 4.2.

         4.3 Bonus. At the end of each fiscal year of employment, the Company shall pay BROWNE a bonus of an amount up to 50% of BROWNE's Base Salary related to the year for which the bonus is being paid, payable in terms which shall be at the Company's discretion, and only if the Company reaches certain performance based criteria which shall, from time to time, be determined by the Company and made known to BROWNE.

         4.4 Stock Options. Upon execution of this document, the Company shall grant BROWNE 50,000 options to purchase Amedisys, Inc. common stock, which shall be pursuant to the terms of a Stock Option Agreement. On the anniversary hereof, the Company shall grant BROWNE 25,000 options to purchase Amedisys, Inc. common stock, which shall be pursuant to the terms of a Stock Option Agreement issued at the time of said grant. On the second anniversary hereof, the Company shall grant BROWNE 25,000 options to purchase Amedisys, Inc. common stock, which shall be pursuant to the terms of a Stock Option Agreement issued at the time of said grant. On each anniversary date subsequent to the second anniversary hereof, and so long as BROWNE is employed by the Company in the capacity of Chief Financial Officer, the Company shall grant BROWNE 12,500 options to purchase Amedisys, Inc. common stock, which shall be pursuant to the terms of a Stock Option Agreement issued at the time of said grant.

         4.5 Severance.

             (a) Change of Control. Should a Change of Control, as defined herein, occur during BROWNE's employment with Company, BROWNE shall be entitled to severance compensation in an amount equal to twelve (12) months of BROWNE's salary at the time of such Change of Control, payable at the discretion of the Company, but at a minimum, payable by the Company via regularly scheduled payroll distributions until the entire severance amount due BROWNE is paid in full. Additionally, upon the occurrence of a Change of Control, all outstanding non-vested options held by BROWNE shall immediately vest.

             (b) Termination Without Cause. Should BROWNE be terminated without Cause, as defined herein, BROWNE shall be entitled to severance compensation in an amount equal to six (6) months of BROWNE's salary at the time of such termination, payable at the discretion of the Company, but at a minimum, payable by the Company via regularly scheduled payroll distributions until the entire severance amount due BROWNE is paid in full.

         4.6 Additional Benefits.

             (a) Vacation. BROWNE shall be entitled to the maximum amount of paid time off for Company employees stipulated by the Company PTO policy during each calender year of his employment with the Company. In addition, BROWNE shall be entitled to paid time off for the same holidays as other employees of the Company as established by the Company's Board of Directors.

             (b) Reimbursement of Expenses. BROWNE is authorized to incur reasonable traveling and other expenses in connection with the Business and in performance of his duties under this Agreement. BROWNE shall be reimbursed by the Company for all Business expenses which are reasonably incurred by BROWNE. All reimbursable travel expenses shall be in accordance with mutually agreeable and reasonable policy.

             (c) Participation in Employee Benefit Plans. BROWNE shall be entitled to participate, subject to eligibility and other terms generally established by the Company's Board of Directors, in any employee benefit plan (including but not limited to life insurance plans, long-and short-term disability, stock option plans, group hospitalization, health, dental care plans, (which health insurance plans shall also cover BROWNE's dependents) profit sharing and pension, and other benefit plans), as may be adopted or amended by the Company from time to time.

         5. REPRESENTATION BY BROWNE. BROWNE hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of present or past physical or mental conditions which would cause him not to be able to perform his duties hereunder.

         6. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION.

            6.1 Confidentiality. BROWNE shall not, during his employment with the Company or at any time thereafter, divulge, furnish or make accessible to anyone, without the Company's prior written consent, any knowledge or information with respect to any confidential or secret aspect of the Business which is disclosed could reasonably be expected to have a material adverse effect on the Business ("Confidential Information").

            6.2 Ownership of Information. BROWNE recognizes that all Confidential Information and copies or reproductions thereof, relating to the Company's operations and activities made or received by BROWNE in the course of his employment are the exclusive property of the Company, as the case may be, and BROWNE holds and uses same as trustee for the Company and subject to the Company's sole control and will deliver same to the Company at the termination of his employment, or earlier if so requested by the Company in writing. All of such Confidential Information, which if lost or used by BROWNE outside the scope of his employment, could cause irreparable and continuing injury to the Company's Business for which there may not be an adequate remedy at law. BROWNE acknowledges that compliance with the provisions of this Section 6 is necessary to protect the goodwill and other proprietary interests of the Company and is a material condition of employment.

         7. RESTRICTIVE COVENANT. As an inducement to cause the Company to enter into this Agreement, and in consideration of the Severance obligation of Company herein, BROWNE covenants and agrees that during his employment and, for a period of twelve (12) months after he ceases to be employed by Company, regardless of the manner or cause of termination:

            7.1 Solicitation of Business. He will not initiate any contact with, call upon, solicit Business from, sell or render services to any client or patient of the Company or any Company affiliate, within any area which the Company conducts business, a list of which is included in Schedule 7.1, which is attached hereto and incorporated herein ("Restricted Area"), for or on behalf of himself or any business, firm, proprietorship, corporation, partnership, association, entity or venture primarily engaged in the business of providing home health, alternate site infusion therapy or ambulatory surgery services, which is a similar business as the Business ("Competing Business"), and BROWNE shall not directly or indirectly aid or assist any other person, firm or corporation to do any of the aforesaid acts.

            7.2 Solicitation of Employees. He will not directly or indirectly, as principal, agent, owner, partner, stockholder, officer, director, employee, independent contractor or consultant of any competing Business, or in any individual or representative capacity hire, solicit, directly or indirectly cause others to hire, or solicit the employment of, any officer, sales person, agent, or other employee of the Company or any Company affiliate, for the purpose of causing said officer, sales person, agent or other person to terminate employment with the Company or any Company affiliate and be employed by such competing Business.

            7.3 Material Violation. A proven material violation of this
Section 7 shall constitute a material and substantial breach of this Agreement and shall result in the imposition of the Company's remedies contained in
Section 8 herein. BROWNE acknowledges and agrees that proof of such personal solicitation by BROWNE of an employee shall constitute absolute and conclusive evidence that BROWNE has substantially and materially breached the provisions of this Agreement.

            7.4 Covenants. It is understood by and between the parties that the foregoing covenants set forth in Sections 6 and 7 are essential elements of this Agreement, and that but for the Agreement of BROWNE to comply with such covenants, the Company would not have entered into this Agreement. Such covenants by BROWNE shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action BROWNE may have against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

            7.5 Defaults and Deferred Compensation.

               (a) BROWNE Breach. If BROWNE breaches any requirement of Section 7 herein, in addition to any other remedy to which the Company may be entitled, BROWNE shall return to the Company any Severance already paid to BROWNE at the time of said breach, and all of BROWNE's rights to receive any portion of his Severance not already paid to him shall terminate. The right to receive unpaid Severance will not be reinstated notwithstanding any cessation by BROWNE of his breach of Section 7.

            7.6 Discontinued Operations. Notwithstanding anything in this
Section 7 to the contrary, this Section 7 shall not apply to any of the Company's product or service divisions which at the time of BROWNE's employment termination was considered by the Company to be a discontinued operation.

         8. REMEDIES. BROWNE hereby acknowledges, covenants and agrees that in the event of a material default or breach under this Agreement, in addition to any other remedy set forth herein:

            8.1 Company may suffer irreparable and continuing damages as a result of such breach and its remedy at law will be inadequate. BROWNE agrees that in the event of a violation or breach of this Agreement, in addition to any other remedies available to it, Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, with the requirement to prove actual damages or to post any bond or any other security and to any other equitable relief the court deems proper; and

            8.2 Any and all of Company's remedies described in this Agreement shall not be exclusive and shall be in addition to any other remedies which Company may have at law or in equity including, but not limited to, the right to monetary damages.

         9. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid.

         10. SUCCESSORS AND ASSIGNS.

             10.1 Successors. This Agreement shall be binding upon the parties hereto and their successors and assigns. For purposes of this Agreement, the term "successor" of Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls: (i) all or substantially all of the assets of Company (ii) fifty-one percent (51%) or more of the total voting capital stock, and was not affiliated with or in common control of Company as of the date of this Agreement; or (iii) any other Business combination with or without the consent of Company's shareholders.

             10.2 Assignment. This Agreement shall be non-assignable by either Company or BROWNE without the written consent of the other party, it being understood that the obligations and performance of this Agreement are personal in nature.

         11. MISCELLANEOUS.

             11.1 Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

             11.2 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

             11.3 Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

             11.4 Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

             11.5 Attorneys' Fees. In the event of any litigation arising out of this Agreement the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs, including attorneys' fees and costs incurred on appeal.

             11.6 Prior Agreements. This Agreement supersedes and replaces all prior agreements between the parties hereto dealing with the subject matter hereof.

             11.7 Governing Law. This Agreement shall be governed by the laws of Louisiana.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                         AMEDISYS, INC.


                                         By:     /s/ William F. Borne
                                            -----------------------------------
                                                WILLIAM F. BORNE, CEO


                                                 /s/ Gregory H. Browne
                                            -----------------------------------
                                                    GREG BROWNE

                                  SCHEDULE 7.1

ALABAMA COUNTIES   GEORGIA COUNTIES    TENNESSEE COUNTIES             NORTH CAROLINA COUNTIES    OKLAHOMA COUNTIES
----------------   ----------------    ----------------------------   -----------------------    -----------------
Lowndes            Bibb                Anderson            Humphrey   Johnston                   Creek
Perry              Crawford            Bledsoe             Clay       Franklin                   Lincoln
Monroe             Jones               Blount              Jackson    Caswell                    Okmulgee
Wilcox             Monroe              Bradley             Overton    Alamance                   Pawnee
Chilton            Butts               Cumberland          Pickett    Tulsa                      Payne
Autauga            Jasper              Fentress Putnam     Chatam     Durham                     Washington
Choctaw            Walton              Grundy              White      Orange                     Kay
Clarke             Newton              Hamilton                       Person                     Noble
Hale               Bartow              Loudon                         Wake                       Ofuskee
Marengo            Carroll             Marion                         Harnett                    Hughes
Sumter             Cherokee            Meigs                          Randolph                   Osage
Madison            Clayton             Monroe                         Nash                       Rogers
Marshall           Cobb                Morgan                                                    Mayes
Morgan             Coweta              McMinn                                                    Wagoner
Jackson            Dekalb              Polk                    LOUISIANA PARISHES                Muskogee
Limestone          Douglas             Rhea                    ------------------                Cherokee
Montgomery         Fayette             Roane              St. John           Franklin            Craig
Bibb               Fulton              Scott              Ascension          Richland            Adair
Coosa              Gwinnett            Sequatchie         Jefferson          Ouachita            Delaware
Elmore             Henry               Van Buren          Plaquemine         Morehouse           Ottawa
Dallas             Paulding            Warren             Livingston         Claiborne           Nowata
Pike               Rockdale            Bedford            Caldwell           Orleans             Sequoyah
Macon              Spalding            Cannon             St. Martin         Jackson             Leflore
Crenshaw           Barrow              Coffee             Lafayette          St. Bernhard        McIntosh
Green              Dawson              Franklin           Vermillion         St. Charles         Haskell
Bullock            Forsyth             Giles              Iberia             Bienville
Tallapoosa         Hall                Lincoln            Acadia             Tensas              FLORIDA COUNTIES
Mobile             Jackson             Marshall           St. Landry         Catahoula           ----------------
Washington         Lumpkin             Moore              Evangeline         Madison
Escambia           Banks               Rutherford         St. Mary           East Carroll        Blount
Baldwin            Elbert              Cheatum            Jefferson Davis    West Carroll        Chilton
Calhoon            Franklin            Davidson           Allen              Union               Jefferson
Cherokee           Habersham           Macon              Pointe Coupee      Lincoln             Shelby
Clay               Hart                Maury              Terrebonne         Concordia           St. Clair
Cleburne           Madison             Montgomery         Assumption         St. Tammany         Talladega
Etowah             Rabun               Robertson          Beauregard         Bossier             Walker
Randolph           Stephens            Rutherford         Rapides            Caddo               Bibb
Talledega          Catoosa             Smith              Avoyelles          Calcasieu
St. Clair          Chatooga            Sumner             Winn               Cameron             VIRGINIA COUNTIES
Tuscaloosa         Dade                Trousdale          Vernon             St. Helena          -----------------
Pickens            Gordon              Wilson             Grant              Red River           Lee
Fayette            Murray              Williamson         Tangipahoa         Webster             Scott
Marion             Walker              Washington         Natchitoches                           Wise
                   Whitfield           Carter             LaSalle                                Dickinson
                   Floyd               Johnson            East Baton Rouge                       Russell
                   Polk                Unicoi             West Baton Rouge                       Tazewell
TEXAS COUNTIES                         Hawkins            East Feliciana                         Smyth
-----------------------------------    Greene             West Feliciana                         Washington
Bee                Refugio             Sullivan           St. James
Nueces             Duval               Dickson            Iberville                              SOUTH CAROLINA COUNTIES
Aransas            Jim Wells           Hickman            Lafourche                              -----------------------
San Patrico        Karnes              Houston                                                   Berkley
Kleberg            Goliad                                                                        Charleston
Kennedy            Live Oak                                                                      Dorchester
Jim Hogg
